Exhibit 99.3

Unaudited Pro Forma Consolidated Combined Financial Statements

The Unaudited Pro Forma Consolidated Combined Financial Statements, (the “pro forma financial statements”) combine the historical consolidated financial statements of NRG Yield, Inc., or the Company, and the financial statements of the entity that was acquired by the Company to illustrate the potential effect of the acquisition. The Company acquired the remaining 51.05% interest in CVSR Holdco LLC ("CVSR"), which indirectly owns the CVSR solar facility through its ownership of High Plains Ranch II, LLC, from NRG Solar CVSR Holdings 2 LLC, a wholly-owned subsidiary of NRG Energy, Inc.

The pro forma financial statements are based on, and should be read in conjunction with, the:
•accompanying notes to the Unaudited Pro Forma Consolidated Combined Financial Statements;
•consolidated financial statements of the Company for the year ended December 31, 2015 and for the six months ended June 30, 2016, and the notes relating thereto, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, and Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2016; and
•financial statements of High Plains Ranch II, LLC for the year ended December 31, 2015, and for the six months ended June 30, 2016, and the notes relating thereto included within Exhibits 99.1 and 99.2 to this Form 8-K.

The historical consolidated financial statements have been adjusted in the pro forma financial statements to give effect to pro forma events that are (1) directly attributable to the acquisition of the remaining 51.05% of CVSR, (2) factually supportable and (3) with respect to the pro forma statements of operations, expected to have a continuing impact on the combined results. The Unaudited Pro Forma Consolidated Combined Statements of Operations or the pro forma statement of operations, for the year ended December 31, 2015, and for the six months ended June 30, 2016, give effect to the acquisition as if it occurred on January 1, 2015. The Unaudited Pro Forma Consolidated Combined Balance Sheet, or the pro forma balance sheet, as of June 30, 2016, gives effect to the acquisition as if it occurred on June 30, 2016.

CVSR was acquired by NRG on September 30, 2011, and NRG applied the acquisition method of accounting and recorded the acquired assets and liabilities at fair market value on the date of the acquisition. As CVSR and the Company are under common control, all of the assets were transferred to the Company at historical carrying value.

The pro forma financial statements have been presented for informational purposes only and are not necessarily indicative of what the combined company’s results of operations and financial position would have been had the acquisition of the remaining 51.05% of CVSR been completed on the date indicated. The Company could incur significant costs to integrate the business. The pro forma financial statements do not reflect the cost of any integration activities or benefits that may result from synergies that may be derived from any integration activities. In addition, the pro forma financial statements do not purport to project the future results of operations or financial position of the combined company.

Unaudited Pro Forma Consolidated Combined Income Statement
Six Months Ended June 30, 2016

(In millions, except per share amounts)	NRG Yield, Inc. Historical	CVSR	Pro Forma Adjustments		NRG Yield, Inc. Pro Forma
Operating Revenues
Total operating revenues	$478	$39	$—		$517
Operating Costs and Expenses
Cost of operations	158	4	—		162
Depreciation and amortization	133	16	—		149
General and administrative	6	—	—		6
Total operating costs and expenses	297	20	—		317
Operating Income	181	19	—		200
Other Income (Expense)
Equity in earnings of unconsolidated affiliates	20	—	(4)	(a)	16
Other income, net	1	1	—		2
Loss on debt extinguishment	—	—	—		—
Interest expense	(130)	(12)	(3)	(b)	(145)
Total other expense, net	(109)	(11)	(7)		(127)
Income Before Income Taxes	72	8	(7)		73
Income tax expense	12	—	—		12
Net Income	60	8	(7)		61
Less: Pre-acquisition net loss of Drop Down Assets	—	—	—		—
Net Income Excluding Pre-acquisition Net Loss of Drop Down Assets	60	8	(7)		61
Less: Net income attributable to noncontrolling interests	23	—	—		23
Net Income Attributable to NRG Yield, Inc.	$37	$8	$(7)		$38
Earnings Per Share Attributable to NRG Yield, Inc. Class A and Class C Common Stockholders
Weighted average number of Class A common shares outstanding - basic	35				35
Weighted average number of Class A common shares outstanding - diluted	35				50
Weighted average number of Class C common shares outstanding - basic and diluted	63				63
Earnings per Weighted Average Class A and Class C Common Share - Basic	$0.38				$0.39
Earnings per Weighted Average Class A Common Share - Diluted	0.38				0.37
Earnings per Weighted Average Class C Common Share - Diluted	0.38				0.39

Unaudited Pro Forma Consolidated Combined Income Statement
Year Ended December 31, 2015

(In millions, except per share amounts)	NRG Yield, Inc. Historical	CVSR	Pro Forma Adjustments		NRG Yield, Inc. Pro Forma
Operating Revenues
Total operating revenues	$869	$84	$—		$953
Operating Costs and Expenses
Cost of operations	312	9	—		321
Depreciation and amortization	265	32	—		297
General and administrative	12	—	—		12
Acquisition-related transaction and integration costs	3	—	—		3
Total operating costs and expenses	592	41	—		633
Operating Income	277	43	—		320
Other Income (Expense)
Equity in earnings of unconsolidated affiliates	35	—	(9)	(a)	26
Other income, net	2	1	—		3
Loss on debt extinguishment	(9)	—	—		(9)
Interest expense	(238)	(25)	(5)	(b)	(268)
Total other expense, net	(210)	(24)	(14)		(248)
Income Before Income Taxes	67	19	(14)		72
Income tax expense	12	—	1	(c)	13
Net Income	55	19	(15)		59
Less: Pre-acquisition net loss of Drop Down Assets	(20)	—	—		(20)
Net Income Excluding Pre-acquisition Net Loss of Drop Down Assets	75	19	(15)		79
Less: Net income attributable to noncontrolling interests	42		2	(d)	44
Net Income Attributable to NRG Yield, Inc.	$33	$19	$(17)		$35
Earnings Per Share Attributable to NRG Yield, Inc. Class A and Class C Common Stockholders
Weighted average number of Class A common shares outstanding - basic and diluted	35				35
Weighted average number of Class C common shares outstanding - basic and diluted	49				49
Earnings per Weighted Average Class A - Basic and Diluted	$0.40				$0.41
Earnings per Weighted Average Class C Common Share - Basic and Diluted	$0.40				$0.42

Unaudited Pro Forma Consolidated Combined Balance Sheet
As of June 30, 2016

(In millions)	NRG Yield, Inc. Historical	CVSR	Pro Forma Adjustments		NRG Yield, Inc. Pro Forma
ASSETS
Current Assets
Cash and cash equivalents	$89	$—	$(4)	(e), (f)	$85
Restricted cash	55	68	—		123
Accounts receivable — trade	109	12	—		121
Accounts receivable — affiliate	1	—	—		1
Inventory	35	1	—		36
Derivative instruments	1	—	—		1
Notes receivable	7	10	—		17
Prepayments and other current assets	22	1	—		23
Total current assets	319	92	(4)		407
Property, plant and equipment, net of accumulated depreciation of $832 and $701	4,947	814	—		5,761
Other Assets					—
Equity investments in affiliates	778	—	(95)	(a)	683
Notes receivable	6	15	—		21
Intangible assets, net of accumulated amortization of $132 and $93	1,321	—	—		1,321
Deferred income taxes	170	—	—		170
Other non-current assets	66	75	(75)	(g)	66
Total other assets	2,341	90	(170)		2,261
Total Assets	$7,607	$996	$(174)		$8,429
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$251	$23	$(125)	(b)	$149
Accounts payable — trade	21	1	—		22
Accounts payable — affiliate	32	1	—		33
Derivative instruments	37	—	—		37
Accrued expenses and other current liabilities	39	9	(7)	(g)	41
Total current liabilities	380	34	(132)		282
Other Liabilities
Long-term debt	4,465	753	200	(e)	5,418
Accounts payable — affiliate	20	—	—		20
Derivative instruments	122	—	—		122
Other non-current liabilities	63	16	—		79
Total non-current liabilities	4,670	769	200		5,639
Total Liabilities	5,050	803	68		5,921
Commitments and Contingencies
Stockholders' Equity
Common Stock	1	—			1
Additional paid-in capital	1,835	219	(219)	(h)	1,835
Retained earnings	26	—			26
Accumulated other comprehensive loss	(47)	(26)	12	(h)	(61)
Noncontrolling interest	742	—	(35)	(g), (h)	707
Total Stockholders' Equity	2,557	193	(242)		2,508
Total Liabilities and Stockholders' Equity	$7,607	$996	$(174)		$8,429

Notes to the Unaudited Pro Forma Consolidated Combined Financial Statements

(a) Represents the removal of the equity-method investment and related equity earnings associated with the Company's historical 48.95% ownership of CVSR.
(b) Reflects the estimated net increase in interest expense for borrowings necessary to fund the purchase price of the acquisition. To fund the purchase price of the acquisition, in July 2016 CVSR Holdco, the indirect owner of the CVSR project, issued $200 million of senior unsecured notes that bear interest at 4.68% and mature on March 31, 2037.
(c) Represents the adjustment to record the tax effect of the increase in net income resulting from the acquisition of the remaining 51.05% interest in CVSR, partially offset by the increase in interest expense and the increase in noncontrolling interest, calculated utilizing the Company’s estimated combined statutory federal and state tax rate of 40.0%.
(d) Represents the adjustment to record noncontrolling interest associated with the results of the acquisition of the remaining 51.05% interest in CVSR in Yield Inc.'s results.
(e) Represents the cash received from the $200 million financing borrowings necessary to fund the purchase price of the acquisition. To fund the purchase price of the acquisition, in July 2016 CVSR Holdco, the indirect owner of the CVSR project, issued $200 million of senior unsecured notes. Net proceeds of $97.5 million were distributed to NRG Yield Operating LLC based on its historical pro rata ownership. The Company used its net proceeds of $97.5 million along with $28 million of cash on hand, to reduce borrowings under the Company's revolving credit facility, resulting in a net cash increase of $75 million.
(f) Represents cash of $78.5 million utilized to fund the purchase price of the remaining 51.05% interest in CVSR.
(g) The agreement between NRG and the Company for the acquisition specified that all amounts related to the litigation with SunPower, as further described in Note 2, Summary of Significant Accounting Policies, to the Company's audited financial statements, are excluded from the acquisition. Accordingly, prior to close of the transaction, the $75 million receivable and $7 million payable were transferred to NRG as a net reduction to its ownership interest in CVSR.
(h) Represents the adjustment to reclassify the equity of the acquired 51.05% interest in CVSR to non-controlling interest. The acquisition represents a transfer of interests under common control and the equity was transferred at carrying value with no gain or loss recorded.